UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 28, 2009
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-4.2
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
          On May 28, 2009, we entered into an Underwriting Agreement with Goldman, Sachs & Co., Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule I of the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of $500,000,000 aggregate principal amount of our 8 1/2% Senior Notes due 2019 (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated as of July 1, 2004 (the “Base Indenture”), between us and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto, to be dated as of June 2, 2009 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).
          The offering of the Notes was registered under the Securities Act of 1933 pursuant to our registration statement on Form S-3 (Registration No. 333-154920), and is being made pursuant to a prospectus dated October 31, 2008, as supplemented by a prospectus supplement dated May 28, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The description of the Notes and the Indenture are set forth in the prospectus and prospectus supplement and are incorporated herein by reference. The issuance and sale of the Notes is expected to close on June 2, 2009. The Underwriting Agreement, the Base Indenture, the form of the Second Supplemental Indenture and the form of the Notes are filed as exhibits to this Current Report and are incorporated herein by reference.
Item 8.01 Other Events.
          In the prospectus supplement dated May 28, 2009 in connection with the offering of the Notes described above, we included the following disclosure with respect to the Pride Venezuela:
In March 2009, we accelerated a planned shipyard program on our midwater semisubmersible Pride Venezuela, commencing the project in March rather than April. The rig had been working offshore Angola. An inspection of a section of the rig’s hull revealed an unacceptable level of corrosion, which will require a dry-dock facility to conduct permanent repairs. No dry-dock facilities exist in Africa that can accommodate a semisubmersible rig the size of the Pride Venezuela. Accordingly, the rig is being relocated outside of Africa for further evaluation and to conduct the necessary repairs. The hull repairs, along with other maintenance and repairs to the rig, are expected to require most of the remaining term of the rig’s then-existing contract, which had been expected to conclude in March 2010. Consequently, in May 2009 we and the customer mutually agreed to the termination of the remaining term of the contract. The contract represented approximately $130 million of our $8.0 billion backlog as of March 31, 2009.

          In addition, we included the following updates to the risk factors included in our annual report on Form 10-K for the year ended December 31, 2008:
We are conducting an investigation into allegations of improper payments to foreign government officials, as well as corresponding accounting entries and internal control issues. The outcome and impact of this investigation are unknown at this time.
     During the course of an internal audit and investigation relating to certain of our Latin American operations, our management and internal audit department received allegations of improper payments to foreign government officials. In February 2006, the Audit Committee of our Board of Directors assumed direct responsibility over the investigation and retained independent outside counsel to investigate the allegations, as well as corresponding accounting entries and internal control issues, and to advise the Audit Committee.
     The investigation, which is continuing, has found evidence suggesting that payments, which may violate the U.S. Foreign Corrupt Practices Act, were made to government officials in Venezuela and Mexico aggregating less than $1 million. The evidence to date regarding these payments suggests that payments were made beginning in early 2003 through 2005 (a) to vendors with the intent that they would be transferred to government officials for the purpose of extending drilling contracts for two jackup rigs and one semisubmersible rig operating offshore Venezuela; and (b) to one or more government officials, or to vendors with the intent that they would be transferred to government officials, for the purpose of collecting payment for work completed in connection with offshore drilling contracts in Venezuela. In addition, the evidence suggests that other payments were made beginning in 2002 through early 2006 (a) to one or more government officials in Mexico in connection with the clearing of a jackup rig and equipment through customs, the movement of personnel through immigration or the acceptance of a jackup rig under a drilling contract; and (b) with respect to the potentially improper entertainment of government officials in Mexico.
     The Audit Committee, through independent outside counsel, has undertaken a review of our compliance with the FCPA in certain of our other international operations. In addition, the U.S. Department of Justice has asked us to provide information with respect to (a) our relationships with a freight and customs agent and (b) our importation of rigs into Nigeria. The Audit Committee is reviewing the issues raised by the request, and we are cooperating with the DOJ in connection with its request.
     This review has found evidence suggesting that during the period from 2001 through 2006 payments were made directly or indirectly to government officials in Saudi Arabia, Kazakhstan, Brazil, Nigeria, Libya, Angola and the Republic of the Congo in connection with clearing rigs or equipment through customs or resolving outstanding issues with customs, immigration, tax, licensing or merchant marine authorities in those countries. In addition, this review has found evidence suggesting that in 2003 payments were made to one or more third parties with the intent that they would be transferred to a government official in India for the purpose of resolving a customs dispute related to the importation of one of our jackup rigs. The evidence suggests that the aggregate amount of payments referred to in this paragraph is less than $2.5 million. We are also reviewing certain agent payments related to Malaysia.
     The investigation of the matters described in the prior paragraph and the Audit Committee’s compliance review are ongoing. Accordingly, there can be no assurances that evidence of additional potential FCPA violations may not be uncovered in those or other countries.
     Our management and the Audit Committee of our Board of Directors believe it likely that then members of our senior operations management either were aware, or should have been aware, that improper payments to foreign government officials were made or proposed to be made. Our former Chief Operating Officer resigned as Chief Operating Officer effective on May 31, 2006 and has elected to retire from the company, although he will remain an employee, but not an officer, during the pendency of the investigation to assist us with the investigation and to be available for consultation and to answer questions relating to our business. His retirement benefits will be subject to the determination by our Audit Committee or our Board of Directors that it does not have cause (as defined in his retirement agreement with us) to terminate his employment. Other personnel, including officers, have been terminated or placed on administrative leave or have resigned in connection with the investigation. We have taken and will continue to take disciplinary actions where appropriate and various other corrective action to reinforce our commitment to conducting our business ethically and legally and to instill in our employees our expectation that they uphold the highest levels of honesty, integrity, ethical standards and compliance with the law.
     We voluntarily disclosed information relating to the initial allegations and other information found in the investigation and compliance review to the DOJ and the SEC. We continue to cooperate with these authorities as the investigation and compliance reviews continue.
     If violations of the FCPA occurred, we could be subject to fines, civil and criminal penalties, equitable remedies, including profit disgorgement, and injunctive relief. Civil penalties under the antibribery provisions of the FCPA could range up to $10,000 per violation, with a criminal fine up to the greater of $2 million per violation or twice the gross pecuniary gain to us or twice the gross pecuniary loss to others, if larger. Civil penalties under the accounting provisions of the FCPA can range up to $500,000 per violation and a company that knowingly commits a violation can be fined up to $25 million per violation. In addition, both the SEC and the DOJ could assert that conduct extending over a period of time may constitute multiple violations for purposes of assessing the penalty amounts. Often, dispositions for these types of matters result in modifications to business practices and compliance programs and possibly a monitor being appointed to review future business and practices with the goal of ensuring compliance with the FCPA.

     We could also face fines, sanctions and other penalties from authorities in the relevant foreign jurisdictions, including prohibition of our participating in or curtailment of business operations in those jurisdictions and the seizure of rigs or other assets. Our customers in those jurisdictions could seek to impose penalties or take other actions adverse to our interests. We could also face other third-party claims by directors, officers, employees, affiliates, advisors, attorneys, agents, stockholders, debt holders, or other interest holders or constituents of our company. In addition, disclosure of the subject matter of the investigation could adversely affect our reputation and our ability to obtain new business or retain existing business from our current clients and potential clients, to attract and retain employees and to access the capital markets.
     We have commenced discussions with the DOJ and the SEC regarding a negotiated resolution for these matters, which could be settled during 2009 and which, as described above, could involve a significant payment by us. There can be no assurance that a settlement will be reached or, if a settlement is reached, the timing of any such settlement or that the terms of any such settlement would not have a material adverse effect on us. No amounts have been accrued related to any potential fines, sanctions, claims or other penalties, which could be material individually or in the aggregate, but an accrual could be made as early as the second or third quarter of 2009. We cannot currently predict what, if any, actions may be taken by the DOJ, the SEC, any other applicable government or other authorities or our customers or other third parties or the effect the actions may have on our results of operations, financial condition or cash flows, on our consolidated financial statements or on our business in the countries at issue and other jurisdictions.
We are subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.
     Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling and well servicing industries, including those requiring us to obtain and maintain specified permits or other governmental approvals and to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Our operations and activities in the United States are subject to numerous environmental laws and regulations, including the Oil Pollution Act of 1990, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation, and Liability Act and the International Convention for the Prevention of Pollution from Ships. Additionally, other countries where we operate have adopted, and could in the future adopt additional, environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment that could be applicable to our operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and even criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations. We are currently subject to pending notices of assessment pursuant to which governmental authorities in Brazil are seeking an aggregate amount of less than $750,000 for releases of drilling fluids from rigs operating in offshore waters of Brazil. We are contesting these notices.
     Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs or both. In addition, we may be required to make significant capital expenditures to comply with laws and regulations or materially increase our costs or both.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
1.1	Underwriting Agreement, dated as of May 28, 2009, between Pride International, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule I of the Underwriting Agreement.

4.1	Indenture, dated as of July 1, 2004, between Pride International, Inc. and The Bank of New York Mellon, as trustee, relating to senior debt securities (incorporated by reference to Exhibit 4.1 to Pride’s Registration Statement on Form S-4 (Registration No. 333-118104)).

4.2	Form of Second Supplemental Indenture.

4.3	Form of the Notes (included in Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
Senior Vice President—Legal, Information Strategy and
General Counsel

Date: June 2, 2009

EXHIBIT INDEX
1.1	Underwriting Agreement, dated as of May 28, 2009, between Pride International, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule I of the Underwriting Agreement.

4.1	Indenture, dated as of July 1, 2004, between Pride International, Inc. and The Bank of New York Mellon, as trustee, relating to senior debt securities (incorporated by reference to Exhibit 4.1 to Pride’s Registration Statement on Form S-4 (Registration No. 333-118104)).

4.2	Form of Second Supplemental Indenture.

4.3	Form of the Notes (included in Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P.